Exhibit 99.1

EDDIE BAUER HOLDINGS, INC. ANNOUNCES DATE OF FOURTH QUARTER
AND YEAR-END 2007 CONFERENCE CALL AND DATE OF ANNUAL MEETING

SEATTLE, WA, March 5, 2008 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) announces that it plans to host a conference call on March 13, 2008, at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the Company’s financial results for the fourth quarter and fiscal year 2007.

•	To access the live conference call, participants may dial 877-440-5787 or 719-325-4912.

•	A simultaneous webcast will be available and can be accessed through the investors section of Eddie Bauer’s website at http://investors.eddiebauer.com/events.cfm.

•	Following the call, a recorded replay of the conference call may be accessed through the investors section of the Company’s website. In addition, a telephonic replay will be available through March 20, 2008 by dialing 888-203-1112 or 719-457-0820 and entering the code 2117497.

The Company also announces that it has scheduled its 2008 Annual Meeting of Shareholders for 8:30 a.m. PDT on May 2, 2008 at its offices in Bellevue, WA.

About Eddie Bauer

Eddie Bauer is the only active, outdoor, lifestyle brand that combines a sense of style with a spirit of adventure and the legendary quality, inventiveness and customer service that has been the Company’s hallmark since 1920. Products are available at approximately 364 stores throughout the United States and Canada, through catalog sales and online at http://www.eddiebauer.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.

Contact:
Marv Toland, Chief Financial Officer
Eddie Bauer Holdings, Inc.
(425) 755-6226

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